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                                                                 EXHIBIT (23)(F)
                          CONSENT OF FINANCIAL ADVISOR
                                August 14, 1996
     We hereby consent to the use in this Registration Statement on Form S-4 of our letter to the Board of Directors of Center Financial Corporation included as Annex B to the Prospectus/Proxy Statement forming a part of this Registration Statement on Form S-4 and to all references to our firm in such Prospectus/Proxy Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.
                                         KEEFE, BRUYETTE & WOODS, INC.
                                         By:    /s/ Frank S. Cicero
                                         Name:  Frank S. Cicero
                                         Title:   Vice President